Exhibit 99.1

Citius Pharmaceuticals, Inc. Reports Fiscal First Quarter 2024 Financial Results and Provides Business Update

Resubmitted LYMPHIR™ Biologics License Application; awaiting PDUFA date

Completed enrollment in the Mino-Lok® Pivotal Phase 3 trial

CRANFORD, N.J., February 14, 2024 -- Citius Pharmaceuticals, Inc. (“Citius” or the “Company”) (Nasdaq: CTXR), a late-stage biopharmaceutical company dedicated to the development and commercialization of first-in-class critical care products today reported business and financial results for the fiscal first quarter 2024 ended December 31, 2023.

First Quarter 2024 Business Highlights and Subsequent Developments

-	Resubmitted LYMPHIR™ (denileukin diftitox) biologics license application (BLA) to the U.S. Food and Drug Administration (FDA); awaiting Prescription Drug User Fee Act (PDUFA) target date;

-	Completed enrollment in the Mino-Lok® Pivotal Phase 3 trial; topline results anticipated in calendar 2Q 2024;

-	Scheduled end of Phase 2b trial meeting with FDA in calendar 2Q 2024 to discuss next steps in development of Halo-Lido for the treatment of hemorrhoids;

-	Executed definitive agreement to merge our wholly owned subsidiary with TenX Keane Acquisition (Nasdaq: TENK) to form publicly listed Citius Oncology, Inc.; transaction is expected to be completed in the first half of 2024; and,

-	Nominated Robert Smith to be elected to the Citius Board of Directors at the upcoming Annual Meeting of Stockholders.

Financial Highlights

-	Cash and cash equivalents of $20.3 million as of December 31, 2023; runway through August 2024;

-	R&D expenses were $2.6 million for the first quarter ended December 31, 2023, compared to $3.4 million for the first quarter ended December 31, 2022;

-	G&A expenses were $3.7 million for the first quarter ended December 31, 2023, compared to $2.6 million for the first quarter ended December 31, 2022;

-	Stock-based compensation expense was $3.1 million for the first quarter ended December 31, 2023, compared to $1.2 million for the first quarter ended December 31, 2022; and,

-	Net loss was $9.2 million, or ($0.06) per share for the first quarter ended December 31, 2023, compared to a net loss of $3.6 million, or ($0.02) per share for the first quarter ended December 31, 2022.

“We had a strong first quarter of fiscal 2024 during which we achieved multiple mission critical goals. We are hopeful that topline results from our completed Mino-Lok pivotal Phase 3 trial, which we expect to be available in the second quarter of 2024, support the benefit of using Mino-Lok to clear infected catheters. The data will clarify the path forward for Mino-Lok and our opportunities to monetize the asset. Likewise, our upcoming end of Phase 2 meeting with the FDA should provide valuable input on the development plan for Halo-Lido,” stated Leonard Mazur, Chairman and CEO of Citius.

“Importantly, we believe we have addressed the items noted by the FDA in our BLA submission for LYMPHIR and have resubmitted the application. We look forward to receiving a PDUFA date shortly and potential approval later this year. In parallel, we executed an agreement to merge our oncology subsidiary with TenX to form a publicly listed company. With unanimous board of directors’ approval, we believe the transaction will ultimately provide greater financial flexibility and drive sustained value for all stakeholders. The transaction is expected to be completed in the first half of 2024,” added Mazur.

“For the balance of 2024, our focus will remain on financial stewardship and execution to maximize the value of our pipeline,” concluded Mazur.

FIRST QUARTER 2024 Financial Results:

Liquidity

As of December 31, 2023, the Company had $20.3 million in cash and cash equivalents.

As of December 31, 2023, the Company had 158,966,576 common shares outstanding.

The Company estimates that its available cash resources will be sufficient to fund its operations through August 2024. We expect to need to raise additional capital in the future to support our operations beyond August 2024.

Research and Development (R&D) Expenses

R&D expenses were $2.6 million for the first quarter ended December 31, 2023, compared to $3.4 million for the first quarter ended December 31, 2022. The decrease primarily reflects the completion of Mino-Lok Phase 3 trial recruitment and completion of the Halo-Lido Phase 2b trial, offset by incremental costs related to remediation activities for the LYMPHIR BLA resubmission.

We expect that research and development expenses will stabilize in fiscal 2024 as we focus on the commercialization of LYMPHIR, complete our Phase 3 trial for Mino-Lok, and analyze the data from our Phase 2b trial and begin planning our Phase 3 trial for Halo-Lido.

General and Administrative (G&A) Expenses

G&A expenses were $3.7 million for the first quarter ended December 31, 2023, compared to $2.6 million for the first quarter ended December 31, 2022. The increase was primarily due to pre-launch and market research activity costs associated with LYMPHIR. General and administrative expenses consist primarily of compensation costs, professional fees for legal, regulatory, accounting, and corporate development services, and investor relations expenses.

Stock-based Compensation Expense

For the first quarter ended December 31, 2023, stock-based compensation expense was $3.1 million as compared to $1.2 million for the prior year. The increase reflects a $1.9 million expense for the recently adopted Citius Oncology stock plan.

Net loss

Net loss was $9.2 million, or ($0.06) per share for the quarter ended December 31, 2023, compared to a net loss of $3.6 million, or ($0.02) per share for the quarter ended December 31, 2022. The $5.6 million decrease in the net loss was primarily due to a decrease in research and development expenses and other income offset by an increase in general and administrative expenses and stock-based compensation.

About Citius Pharmaceuticals, Inc.

Citius Pharma is a late-stage biopharmaceutical company dedicated to the development and commercialization of first-in-class critical care products. The Company’s diversified pipeline includes two late-stage product candidates. At the end of 2023, Citius completed enrollment in a Phase 3 Pivotal superiority trial of Mino-Lok®, an antibiotic lock solution to salvage catheters in patients with catheter-related bloodstream infections. Citius resubmitted the Biologics License Application for LYMPHIR, a novel IL-2R immunotherapy for an initial indication in cutaneous T-cell lymphoma, in early 2024, and announced plans to form Citius Oncology, a standalone publicly traded company with LYMPHIR as its primary asset. LYMPHIR received orphan drug designation by the FDA for the treatment of CTCL and PTCL. In addition, Citius completed enrollment in its Phase 2b trial of CITI-002 (Halo-Lido), a topical formulation for the relief of hemorrhoids. For more information, please visit www.citiuspharma.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are made based on our expectations and beliefs concerning future events impacting Citius. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “plan,” “should,” and “may” and other words and terms of similar meaning or use of future dates. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated are: the FDA may not approve LYMPHIR; risks relating to the results of research and development activities, including those from the resubmission of the BLA for LYMPHIR, the Mino-Lok Phase 3 trial and other existing and new pipeline assets; our need for substantial additional funds; our ability to commercialize our products if approved by the FDA; our dependence on third-party suppliers; our ability to procure cGMP commercial-scale supply; the estimated markets for our product candidates and the acceptance thereof by any market; the ability of our product candidates to impact the quality of life of our target patient populations; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; uncertainties relating to preclinical and clinical testing; the early stage of products under development; market and other conditions; our ability to attract, integrate, and retain key personnel; risks related to our growth strategy; patent and intellectual property matters; our ability to identify, acquire, close and integrate product candidates and companies successfully and on a timely basis; government regulation; competition; as well as other risks described in our SEC filings. These risks have been and may be further impacted by Covid-19 and could be impacted by any future public health risks. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Risks regarding our business are described in detail in our Securities and Exchange Commission (“SEC”) filings which are available on the SEC’s website at www.sec.gov, including in our Annual Report on Form 10-K for the year ended September 30, 2023, filed with the SEC on December 29, 2023, and updated by our subsequent filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof, and we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Investor Relations for Citius Pharmaceuticals:

Investor Contact:

Ilanit Allen

ir@citiuspharma.com

908-967-6677 x113

Media Contact:

STiR-communications

Greg Salsburg

Greg@STiR-communications.com

-- Financial Tables Follow –

CITIUS PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31,	September 30,
	2023	2023
ASSETS
Current Assets:
Cash and cash equivalents	$20,345,618	$26,480,928
Prepaid expenses	7,864,496	7,889,506
Total Current Assets	28,210,114	34,370,434

Property and equipment, net	854	1,432

Operating lease right-of-use asset, net	403,996	454,426

Other Assets:
Deposits	38,062	38,062
In-process research and development	59,400,000	59,400,000
Goodwill	9,346,796	9,346,796
Total Other Assets	68,784,858	68,784,858

Total Assets	$97,399,822	$103,611,150

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$2,647,251	$2,927,334
Accrued expenses	276,897	476,300
Accrued compensation	2,430,671	2,156,983
Operating lease liability	224,000	218,380
Total Current Liabilities	5,578,819	5,778,997

Deferred tax liability	6,281,800	6,137,800
Operating lease liability – noncurrent	204,569	262,865
Total Liabilities	12,065,188	12,179,662

Commitments and Contingencies

Stockholders’ Equity:
Preferred stock – $0.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock – $0.001 par value; 400,000,000 shares authorized; 158,966,576 and 158,857,798 shares issued and outstanding at December 31, 2023 and September 30, 2023, respectively	158,967	158,858
Additional paid-in capital	256,037,851	252,903,629
Accumulated deficit	(171,462,564)	(162,231,379)
Total Citius Pharmaceuticals, Inc. Stockholders’ Equity	84,734,254	90,831,108
Non-controlling interest	600,380	600,380
Total Equity	85,334,634	91,431,488

Total Liabilities and Equity	$97,399,822	$103,611,150

CITIUS PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2023 AND 2022

(Unaudited)

	Three Months Ended
	December 31,	December 31,
	2023	2022
Revenues	$—	$—

Operating Expenses
Research and development	2,621,910	3,445,515
General and administrative	3,660,728	2,603,287
Stock-based compensation – general and administrative	3,058,185	1,201,081
Total Operating Expenses	9,340,823	7,249,883

Operating Loss	(9,340,823)	(7,249,883)

Other Income
Interest income	253,638	214,549
Gain on sale of New Jersey net operating losses	—	3,585,689
Total Other Income	253,638	3,800,238

Loss before Income Taxes	(9,087,185)	(3,449,645)
Income tax expense	144,000	144,000

Net Loss	$(9,231,185)	$(3,593,645)

Net Loss Per Share - Basic and Diluted	$(0.06)	$(0.02)

Weighted Average Common Shares Outstanding
Basic and diluted	158,955,935	146,211,130

CITIUS PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2023 AND 2022

(Unaudited)

	2023	2022
Cash Flows From Operating Activities:
Net loss	$(9,231,185)	$(3,593,645)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	3,058,185	1,201,081
Issuance of common stock for services	76,146	—
Amortization of operating lease right-of-use asset	50,430	46,457
Depreciation	578	730
Deferred income tax expense	144,000	144,000
Changes in operating assets and liabilities:
Prepaid expenses	25,010	(2,577,545)
Accounts payable	(280,083)	372,200
Accrued expenses	(199,403)	(714,992)
Accrued compensation	273,688	344,763
Operating lease liability	(52,676)	(47,488)
Net Cash Used In Operating Activities	(6,135,310)	(4,824,439)

Net Change in Cash and Cash Equivalents	(6,135,310)	(4,824,439)
Cash and Cash Equivalents - Beginning of Period	26,480,928	41,711,690
Cash and Cash Equivalents - End of Period	$20,345,618	$36,887,251